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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 18, 2003

                              MYMETICS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                            (State of Incorporation)


            000-25132                               25-1741849
    (Commission File Number)           (I.R.S. Employer Identification No.)


                               ROUTE DU BOIRON 65
                             1260 Nyon, SWITZERLAND
                    (Address of principal executive offices)

                               150 CHESTNUT STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                (Former Address)

                         706 GIDDINGS AVENUE, SUITE 1 C
                         ANNAPOLIS, MARYLAND 21401-1472
                                (Former Address)

                       50-52 AVENUE DU CHANOINE CARTELLIER
                         69230 SAINT-GENIS LAVAL, FRANCE
                                (Former Address)


                               011 41 22 363 13 10
              (Registrant's telephone number, including area code)




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PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

On December 18, 2003, our French subsidiary, Mymetics SA, was formally notified of the December 2nd, 2003 judgement rendered by the court of Geneva (Switzerland) in the lawsuit brought against the Company by one of its former legal counsel for failure to pay certain fees owed his firm, as disclosed in our filing 10-Q for the quarterly period ended September 30, 2003. By this judgement and as expected, Mymetics SA was condemned to pay the full amount claimed by the plaintiff (CHF 89,188), plus interest at 5% p.a. from November 24, 2000 and CHF 10,000 as a participation to the plaintiff's legal costs.

The suits disclosed in our filing 10-Q for the quarterly period ended September 30, 2003 brought against Mymetics SA by three of its former employees could be settled with the proceeds of the transactions described under Item 5. below. As a result, our French affiliate is no more threatened by forced liquidation in respect of this matter.


ITEM  5. OTHER  EVENTS.

On November 3, 2003, the Directors unanimously appointed Dr. Pierre-Francois Serres, Founder of the Company, as VP, Head of Exploratory Research. In replacement of Dr. Pierre-Francois Serres, the Directors unanimously appointed Dr. Sylvain Fleury, Ph.D. , as VP, Chief Scientific Officer of the Company. Dr. Sylvain Fleury, a virologist and immunologist and a former assistant to Professor Giuseppe Pantaleo at CHUV (University Hospital) in Lausanne (Switzerland), shall share his time between Mymetics and his position as Project leader at said CHUV.

On December 24, 2003, two of the potential investors referred to in our filing 10-Q for the quarterly period ended September 30, 2003 accepted to invest respectively EUR 83,200 and EUR 41,600, i.e. a total of EUR 124,800 (approximately USD 150,000) in exchange for respectively 1,000,000 and 500,000, i.e. a total of 1,500,000 common shares of Mymetics Corporation at approximately
0.10 USD per share. The transaction was closed, and the funds received, on December 31, 2003.

On January 5 and 25 respectively, two additional potential investors referred to in our filing 10-Q for the quarterly period ended September 30, 2003 accepted to invest EUR 83,200 each, i.e. a total of EUR 166,400 (approximately USD 200,000) in exchange for 1,000,000 each, i.e. a total of 2,000,000 common shares of Mymetics Corporation at approximately USD 0.10 per share. The transaction was closed, and the funds received, on January 26, 2004.

The proceeds of these transactions have been immediately used to i) pay critical creditors of Mymetics Corporation's French affiliate, Mymetics SA, as described above under Item 1 above. ii) settle, either totally or partially, amounts owed to critical service suppliers to Mymetics Corporation, thus allowing a gradual return to normal relationships with said suppliers, and iii) launch certain research projects having a high potential for strengthening our negotiating position with major pharmaceutical companies.

In addition of the common shares thus subscribed and in consideration of the fact that the market value of the Mymetics share was fluctuating around USD 0.05 between December 24, 2003 and January 25, 2004, each of the new investors referred to above also received a warrant irrevocably entitling him to acquire before June 30, 2004, at a similar price of USD 0.10 per share, an equal number of common shares as he had initially subscribed. The Board of Directors subsequently decided to extend the exercise date of said warrants by one month, i.e. to July 31, 2004.

On January 9, 2004, the Board of Directors appointed Professor Marc Girard, DVM,
D. Sc., former Head of the Laboratory of Molecular Virology at the Pasteur Institute in Paris (France), former Director of the European Research Center for Virology and Immunology (CERVI) in Lyon (France), former Head of the HIV Task Force at the French National Agency for AIDS Research (ANRS), Paris, former Director General of the Merieux Foundation in Lyon (France), former Chairman of the European Consortium for an HIV Vaccine (EuroVac), Brussels, as Head of Vaccines Development, effective January 15, 2004 on a 50%, part time basis.

In addition to his position as Head of Vaccines Development, the Directors unanimously appointed Professor Marc Girard, D. Sc., to the Scientific Advisory Board of Mymetics Corporation.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 20, 2004                     MYMETICS CORPORATION


                                             By: /s/ Christian Rochet
                                                 ------------------------------
                                                 Christian Rochet,
                                                 President,
                                                 Chief Executive Officer